UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

                 POST EFFECTIVE AMENDMENT NO. 1
               TO FORM SB-2 REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933


                 Medical Staffing Solutions, Inc.
                 --------------------------------
          (Name of small business issuer in its charter)

        Nevada                  7363               91-2135006
  -------------------------------------------------------------
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

                        3021 West Excel
                       Spokane, WA 99208
                         (509) 327-2964
                 --------------------------------
              (Address and telephone number of principal
                        executive offices)

                        3021 West Excel
                       Spokane, WA 99208
                         (509) 327-2964
                 --------------------------------
              (Address of principal place of business or
                 intended principal place of business)

                        Kelly P. Jones
                        3021 West Excel
                       Spokane, WA 99208
                         (509) 327-2964
                 --------------------------------
              (Name, address and telephone number of agent
                            for service)

                         Copies to:
                         ----------
                     NevWest Securities Corporation
                  2654 West Horizon Ridge Pkwy, Suite B-3
                     Henderson, NV 89052
                       (702) 257-4660
                ---------------------------------


                 Medical Staffing Solutions, Inc

        DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The SB-2 Registration Statement filed by Medical Staffing Solutions, Inc. ("the Company") and deemed effective by the
Securities Exchange Commission (the "SEC") as of January 11, 2002, offered an aggregate of up to 500,000 shares of Common Stock for sale, of which up to 400,000 shares were offered by the Company and up to 100,000 shares were offered by Selling Stockholders pursuant to a self-underwritten offering. A total of 100,000 shares were sold by the Company in conjunction with the registered offering at $0.25 per share or an aggregate of $25,000.00. Selling Stockholders anticipate selling their shares at prevailing market prices.

This Post-Effective Amendment No. 1 is filed to deregister 300,000 shares representing the unsold portion of the stock to be offered by the Company. The securities registered for sale by
Selling  Stockholder  shall   continue  to  be  subject  to   the
Registration Statement.



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                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington on February 20, 2002.

                Medical Staffing Solutions, Inc.
               ----------------------------------
                          (Registrant)

             By: /s/Kelly P. Jones
             ----------------------------------
                 Kelly P. Jones, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 was signed by the following persons in the capacities and on the dates stated:


     Signature               Title                  Date
     ---------               -----                 ------

  /s/Kelly P. Jones     President & CEO,     February 20, 2002
  ------------------       Director
   Kelly P. Jones


  /s/Nicole M. Jones    Vice-President,      February 20, 2002
  ------------------     Secretary &
   Nicole M. Jones     Controller, Director


  /s/Kelly P. Jones   Principal Financial    February 20, 2002
  -----------------         Officer
   Kelly P. Jones


  /s/Nicole M. Jones   Principal Accounting   February 20, 2002
  ------------------        Officer
  Nicole M. Jones



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